UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2019

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 290, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DAVE	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 20, 2019,  Famous Dave’s Ribs, Inc. (“Ribs”), a wholly owned subsidiary of Famous Dave’s of America Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Desert Ribs LLC, a Delaware limited liability company (“Desert Ribs”), Famous Charlie LLC, a Delaware limited liability company (“Famous Charlie”), Famous Freddie LLC, a Delaware limited liability company (“Famous Freddie”), Famous Gracie LLC, a Delaware limited liability company (“Famous Gracie”), and Famous George LLC, a Delaware limited liability company (“Famous George”) (collectively referred to as the  “Seller”) pursuant to which Ribs has agreed, subject to specified terms and conditions, to purchase the assets comprising four restaurants currently operated by the Seller in Arizona (the “Restaurants”). Ribs may elect to exclude from the acquisition the assets comprising the Famous George, LLC restaurant in San Tan, Arizona (the “Excluded Restaurant”). The Seller currently owns and operates all four Restaurants under the “Famous Dave’s” brand name pursuant to existing franchise agreements with the Company. The Purchase Agreement resulted from a stalking horse bid in a sale process conducted under Sections 363 and 365 of Chapter 11 of the U.S. Bankruptcy Code. As such, Ribs’ acquisition of the Restaurants was approved by the United States Bankruptcy Court for the District of Arizona  (the “Bankruptcy Court”) by an order entered on June 24, 2019.

Pursuant to the Purchase Agreement, Ribs has agreed to purchase substantially all of the assets owned by the Seller and used in the operation of the Restaurants, except the San Tan, Arizona lease, for a cash purchase price equal to approximately  $1.6 million and the assumption of liabilities of approximately $1.6 million , inclusive of past due franchise royalty fees, assumption of gift card liabilities, payments of specific other liabilities as specified in the Purchase Agreement, and fees related to debtor-in-possession financing. If Ribs elects to exclude the Excluded Restaurant from the acquisition, the cash purchase price will not be impacted pursuant to the Purchase Agreement. Certain cure amounts required to be paid pursuant to applicable provisions of the U.S. Bankruptcy Code resulting from the Seller’s assumption and assignment to Ribs of certain real estate and vehicle leases are approximately $94,000 and will be deducted from the total cash purchase price at closing and remitted directly to the party entitled to payment thereof. Except for such cure amounts, and future obligations under the real estate and vehicle leases for each Restaurant location, Ribs will not assume additional liabilities of the Seller.

The Purchase Agreement contains representations, warranties, covenants and agreements as are customary for a transaction of this size and nature. Closing of the contemplated transaction will be contingent upon, among other things, the accuracy of representations and warranties and the satisfaction of other customary closing conditions. The Company expects that the sale process will be completed during the third quarter of 2019 and the Company expects that the Restaurants will remain open throughout the process.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement itself, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The benefits of the representations and warranties set forth in the Purchase Agreement are intended to be relied upon by the parties to the Purchase Agreement only, and do not constitute continuing representations and warranties of the Company to any other party or for any other purpose.

First Loan Agreement

On June 20, 2019 (the “Effective Date”), the Company entered into a Loan Agreement among the Company and Choice Financial Group (the “Lender”). The Loan Agreement provides for a term loan from the Lender to the borrowers set forth therein in the principal amount of up to  $24.0 million and is evidenced by a promissory note (the “First Note”) executed and delivered by the borrowers to the Lender on the Effective Date. The First Note has a maturity date of June 20, 2025. The first year of the First Note (the “Draw Period”) provides for payments of interest only, with the remaining five years requiring payments of interest and principal based on a 60 month amortization period. Interest shall be payable in an amount equal to the Wall Street Journal Prime Rate, but in no circumstances shall the rate of interest be less than 5.00%. The Note may be prepaid, partially or in full, at any time and for no prepayment penalty.

Proceeds from the loan were used to repay the Company’s previous real estate loan, dated December 2, 2016, which outstanding balance as of the Effective Date was approximately $2.6 million. The remainder of the First Note may be drawn upon during the Draw Period, provided that there are no uncured events of default. The Company expects to utilize proceeds from the First Note to support the future growth of the Company.

The Loan Agreement is secured by a mortgage and security agreement and fixture financing statement (the “First Mortgage”) granting to the Lender a security interest in and title to certain real property in the state of Minnesota and as more fully described therein.

The Loan Agreement contains customary representations and warranties and financial and other covenants and conditions, including, among other things, minimum debt service coverage ratio and a post-closing covenant to maintain a complete deposit and cash management relationship with the Lender. The Loan Agreement also places certain restrictions on, among other things, the borrowers’ ability to incur additional indebtedness, to create liens or other encumbrances, to use funds for purposes other than as stated therein, to sell or otherwise dispose of assets without the consent of the Lender.

In addition, the Loan Agreement contains events of default (subject to certain materiality thresholds and grace periods), including, without limitation, payment defaults; breaches of covenants; breaches of representations and warranties; failure to perform remediation of any environmental matters on the mortgaged property, as set forth in the First Mortgage; failure to perform or observe the covenants, conditions or terms of the First Loan Agreement and related agreements; certain bankruptcy events of the borrowers and failure to timely provide financial statements.

Second Loan Agreement

On the Effective Date, the Company entered into a Revolving Promissory Note among the Company and the Lender. The Revolving Promissory Note provides for a revolving line of credit from the Lender to the borrowers set forth therein in the principal amount of up to  $1.0 million (the “Second Note”) executed and delivered by the borrowers to the Lender on the Effective Date. The Second Note has a maturity date of December 2, 2019. The Second Note provides for monthly payments of interest only, with a balloon payment of the remaining outstanding balance and applicable interest is due on the maturity date. Interest shall be payable in an amount equal to the 30-day London Interbank Offer Rate (“LIBOR”) plus 325 basis points, but in no circumstances shall the rate of interest be less than 3.75%. The Note may be prepaid, partially or in full, at any time and for no prepayment penalty.

Proceeds from the revolving line of credit may be used at the Company’s discretion.  The Company expects to utilize proceeds from the Second Note, as needed, to supplement operations of the business and future initiatives to support the future growth of the Company.

The foregoing descriptions of the First Loan Agreement, the First Note, the Second Note and the First Mortgage do not purport to be complete and are qualified in their entirety by reference to the full text of the First Loan Agreement, the First Note, the Second Note and the First Mortgage, which are filed, respectively, as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto and incorporated by reference herein.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “First Loan Agreement” and “Second Loan Agreement” of Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase Agreement date June 20, 2019, by and among Famous Dave’s Ribs, Inc. and Desert Ribs LLC, Famous Charlie LLC, Famous Freddie LLC, Famous Gracie LLC, and Famous George LLC.
10.2

Loan Agreement dated June 20, 2019 among Famous Dave’s of America, Inc., D&D of Minnesota, Inc., Famous Dave’s Ribs of Maryland, Inc., Famous Dave’s Ribs, Inc., Famous Dave’s Ribs-U, Inc., Lake & Hennepin BBQ & Blues, Inc. and Choice Financial Group.

10.3

Term Promissory Note dated June 20, 2019 among Famous Dave’s of America, Inc., D&D of Minnesota, Inc., Famous Dave’s Ribs of Maryland, Inc., Famous Dave’s Ribs, Inc., Famous Dave’s Ribs-U, Inc., Lake & Hennepin BBQ & Blues, Inc. to Choice Financial Group.

10.4

Revolving Promissory Note, dated June 20, 2019 among Famous Dave’s of America, Inc., D&D of Minnesota, Inc., Famous Dave’s Ribs of Maryland, Inc., Famous Dave’s Ribs, Inc., Famous Dave’s Ribs-U, Inc., Lake & Hennepin BBQ & Blues, Inc. to Choice Financial Group.

10.5

Mortgage Security Agreement and Fixture Financing Statement, dated June 20, 2019 among Famous Dave’s of America, Inc., D&D of Minnesota, Inc., Famous Dave’s Ribs of Maryland, Inc., Famous Dave’s Ribs, Inc., Famous Dave’s Ribs-U, Inc., Lake & Hennepin BBQ & Blues, Inc. to Choice Financial Group.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: June 26, 2019	By:	/s/ Paul M. Malazita
Name: Paul M. Malazita
Title: Chief Financial Officer and Secretary